Exhibit 3.8

B 244 1703

307078

ARTICLES OF INCORPORATION

OF

KELTY RADIATOR, INC.

The undersigned, all of whom are citizens of the United States, desiring to form a corporation, for profit, under the General Corporation Act of Ohio, do hereby certify:

1. The name of said corporation shall be Kelty Radiator, Inc.

2. The place in Ohio where its principal office is to be located is Strongsville, Cuyahoga County.

3. The purpose or purposes for which it is formed are: to engage in any commercial, industrial, and agricultural enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the State of Ohio, to generally engage in, do, and perform, any enterprise act, or vocation that a natural person might or could do or perform, except as may be prohibited to corporations by the laws of the State of Ohio; to engage in the manufacture, sale, purchase, importing, and exporting of merchandise and personal property of all manner and description, to act as agents for the purchase, sale and handling of goods, ware, and merchandise of any and all types and descriptions for the account of the corporation or as factor, agent, procurer, or otherwise for or on behalf of another; and to do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance or any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects or purposes or any part or parts thereof, provided the same be not inconsistent with the laws of the State of Ohio.

4. The maximum number of shares which the corporation is authorized to have outstanding, is five hundred ($500), all of one class, which shares shall have a par value of One Hundred Dollars ($100.00) each.

B 244 1704

5. The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

IN WITNESS WHEREOF, we have hereunto subscribed our names this 19th day of December, 1951.

/s/ James E. Kelty
James E. Kelty

/s/ J. J. Kelty
J. J. Kelty

/s/ Robert C. Smykal
Robert C. Smykal

B 244 1705

APPOINTMENT OF STATUTORY RESIDENT AGENT

To The Secretary of State of the State of Ohio:

You are hereby notified that we, the undersigned, being the incorporators of Kelty Radiator, Inc., a corporation being organized under the laws of the State of Ohio, under and by virtue of certain Articles of Incorporation to which this notice is attached and with which this notice is submitted, do by these presents make, constitute and appoint Robert C. Smykal, a natural person, whose residence address is 15106 Drake Road, Cleveland 36, Cuyahoga County, Ohio, to be the statutory resident agent upon whom process, notice or demand against said Kelty Radiator, Inc. may be served.

IN WITNESS WHEREOF, We have hereunto subscribed our names this 19th day of December, 1961.

/s/ James E. Kelty
James E. Kelty

/s/ J. J. Kelty
J. J. Kelty

/s/ Robert C. Smykal
Robert C. Smykal

ACCEPTANCE OF APPOINTMENT AS STATUTORY RESIDENT AGENT

I, Robert C. Smykal, residing at 15106 Drake Road, Cleveland 36, Cuyahoga County, Ohio, hereby accept the foregoing appointment as statutory resident agent of Kelty Radiator, Inc., a corporation organized under the laws of the State of Ohio.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 19th day of December, 1961.

/s/ Robert C. Smykal

B316 – 1310

CERTIFICATE OF AMENDMENT

To The Articles Of Incorporation Of

KELTY RADIATOR, INC.

An Ohio Corporation

Robert Smykal, President, and Ronald J. Musel, Secretary of Kelty Radiator, Inc., an Ohio corporation, with its principal office located at Strongsville, Ohio, do hereby certify that a meeting of the holders of stock of said corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 2nd day of July, 1963, at which meeting all of said shareholders were present in person, and that by an affirmative vote of all of the shareholders representing all of the shares of the corporation, the following resolution was adopted to amend the Articles so as to change the corporation’s name:

The Articles of Incorporation of Kelty Radiator, Inc., be amended and the name of the corporation be changed Durox Equipment Company.

IN WITNESS WHEREOF, said Robert Smykal, President, and Ronald J. Musel, Secretary, of Kelty Radiator, Incorporated, acting for and in behalf of said corporation, have hereunto subscribed their names this             day of                     , 1963.

KELTY RADIATOR, INC.
An Ohio Corporation

By	/s/ Robert C. Smykal
Robert C. Smykal, President

By	/s/ Ronald J. Musel
Ronald J. Musel

B316-1311

July 11, 1963

Secretary of State

State House

Columbus, Ohio

Gentlemen:

On July 2, 1963, The Board of Directors of The Durox Company, an Ohio Corporation, passed the following resolution:

Resolved that The Durox company gives its consent to Kelty Radiator, Incorporated, an Ohio Corporation, to use the name, “Durox”, so the Kelty Radiator, Incorporated, may hereafter be known as “Durox Equipment Company.”

Very truly yours,

THE DUROX COMPANY
An Ohio Corporation

By	/s/ Robert C. Smykal
Robert Smykal
President

By	/s/ Marvin Sorin
Assistant Secretary

Change of Address of Statutory Agent

For Ohio Corporations

The address of	Robert C. Smykal	,	the statutory agent for
(Name or Agent)

Durox Equipment Company	,	has been changed from	15186 Drake Rd.
(Name or Corporation)			(Old Street Address)

Cleveland, Ohio	,		,	Cuyahoga	County, Ohio
(City or Village)

44136	,	to	12351 Prospect Rd.	,	Strongsville
(Zip Code)			(New Street Address)		(City or Village)

Cuyahoga	County, Ohio	54136
(Zip Code)

Durox Equipment Co., Inc.
(Name of Corporation)

Date: August 8, 1983	By	/s/ Marvin Sorin
Marvin Sorin
	Title	Secretary

Instructions

1)	A change of address of statutory agent must be signed by the chairman of the board, the president, a vice president, the secretary or assistant secretary, R.C. 1701.07(L), 1702.06(K).

2)	The agent’s complete street address must be given; a post office box number is not acceptable, R.C. 1701.07(C), 1702.06(C).

3)	The filing fee for a change of address of statutory agent is $3.00. R.C. 1701.07(M), 1702.06(L)

Form C AGA April, 1980

Prescribed by Secretary of State Anthony J. Celebrazzo, Jr.

ANTHONY J. , JR. Secretary of State	307098	Approved by Date 10-4-89
Fee $35.00
CERTIFICATE OF AMENDMENT (BY SHAREHOLDERS) TO THE ARTICLES OF INCORPORATION OF DUROX EQUIPMENT COMPANY
(Name of Corporation)

ROBERT C. SMYKAL	who is	( ) (X) ( )	Chairman of the Board President (check one) Vice President

and MARVIN SORING	who is	(X) ( )	Secretary (check one) Assistant Secretary
of the above named Ohio corporation for profit with its principal location at STRONGSVILLE, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)

a meeting of the shareholders was duly called and held on SEPTEMBER 27,1989, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the corporation, in a writing signed by all of the shareholders who would be

entitled to a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

THE NAME OF THE COMPANY SHALL BE CHANGED FROM DUROX

EQUIPMENT COMPANY TO DUROX COMPANY

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names his 2ND day of OCTOBER, 19.

X X	/s/ Robert Smykal (Chairman, President or Vice President) /s/ Marvin Soring, Secretary (Secretary or Assistant Secretary)

_TC:	Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

Form 521 Prescribed by the: OHIO SECRETARY OF STATE Central Ohio: (614) 466-3910 Toll Free: (877) SOS-FILE (767-3453) www.sos.State.oh.us Busserv@sos.state.oh.us	Expedite this Form: (Select One)
Mail form to one of the following:
☐ Expedite PO Box 1390 Columbus, OH 43216
***Requires an additional fee of $100***
PO Box 788 ☐ Non Expedite Columbus, OH 43216

STATUTORY AGENT UPDATE

Filing Fee: $25

(CHECK ONLY ONE (1) BOX)

(1) Subsequent Appointment of Agent ☒ Corp (165-AGS) ☐ LP (165-AGS) ☐ LLC (171-LSA)	(2) Change of Address of an Agent ☐ Corp (145-AGA) ☐ LP (145-AGA) ☐ LLC (144-LAD)	(3) Resignation of Agent ☐ Corp (165-AGR) ☐ LP (155-AGR) ☐ LLC (153-LAG) ☐ Partnership (155-AGR)

Name of Entity            DUROX COMPANY

Charter, License or Registration No.        307098

Name of Current Agent                ROBERT C SMYKAL

Address of Current Agent            12351 PROSPECT RD

                                                       Mailing Address

                                                       STRONGSVILLE                 OHIO              44136

                                                       City                                       State                   Zip Code

Complete the Information in this section if box (1) is checked

Name and Address of New Agent	CSC- Lawyers Incorporating Service (Corporation Service Company) Name of Agent 50 West Broad Street, Suite 1800 Mailing Address Columbus Ohio 43215 City State Zip Code

Complete the Information in this section if box (1) is checked and business is an Ohio entity

ACCEPTANCE OF APPOINTMENT FOR DOMESTIC ENTITY’S AGENT

The Undersigned CSC- Lawyers Incorporating Service (Corporation Service Company), named herein as the

                                       Name of Agent

Statutory agent for, DUROX COMPANY, hereby acknowledges

                                         Name of Business Entity

and accepts the appointment of statutory agent for said entity.

                                                     CSC- Lawyers Incorporating Service (Corporation Service Company)

Signature:By: /s/ Jeanine Reynolds, Asst. Vice President

                                                                      Statutory Agent

☐       If the agent is an Individual using a P.O. Box, the agent must check this box to confirm that the agent is an Ohio resident.

Complete the Information in this section if box (2) is checked
New Address of Agent
Mailing Address

Ohio
	City	State	Zip Code
☐ If the agent is an individual using a P.O. Box, check this box to confirm that the agent is an Ohio resident.

Complete the Information in this section if box (3) is checked

The agent of record for the entity identified on page 1 resigns as statutory agent.

Current or last known address of the entity’s principal office where a copy of this Resignation of Agent was sent as of the date of filing or prior to the date filed.

Mailing Address

Ohio
City	State	Zip Code

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ David M. Seitz Authorized Representative David M. Seitz, V.P. Print Name Authorized Representative Print Name	Date Date